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EXHIBIT 23.4

FAX (303) 623-4258

621 SEVENTEENTH STREET SUITE 1550 DENVER, COLORADO 80293 TELEPHONE (303) 623-9147

 CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-3 of ECA Marcellus Trust I. We hereby further consent to the use in such Registration Statement of information contained in our report setting forth the estimates of reserves and revenues from certain royalty interests of ECA Marcellus Trust I as of December 31, 2011.

        We further consent to the reference to this firm under the heading "EXPERTS".

Very truly yours,
/s/ Ryder Scott Company, L.P. Ryder Scott Company, L.P.

December 11, 2012

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  EXHIBIT 23.4
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS